Exhibit 99

Form 3 Joint Filer Information

Name:    Arcelor S.A.

Address:   19 Avenue de la Liberte
    L-2930 Luxembourg

Designated Filer:  ArcelorMittal

Issuer & Ticker Symbol: Noble International, Ltd. (NOBL)

Date of Event
Requiring Statement:  August 31, 2007

Signature:   By: /s/ Henk Scheffer
    Name: Henk Scheffer
    Title: Secretary